Exhibit 23.1

101 Larkspur Landing Suite 321 Larkspur, CA 94939

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gryphon Digital Mining, Inc. (formerly known as Akerna Corp.), (the “Company”) on Amendment No. 1 to Form S-3, of our report dated April 16, 2023, except for Note 10 which is September 6, 2023 and Note 1, Digital Assets, Revenue and cost of revenue is December 8, 2023, with respect to our audits of Gryphon Digital Mining, Inc.’s, (the “Company”), consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the two-year period ending December 31, 2022, appearing in the Company’s Form 8-K, Current Report Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934 (File No. 001-39096). Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP

RBSM LLP

Larkspur, CA

February 28, 2024